Exhibit 99.h(26)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

The Credit Suisse Funds

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 2nd day of March, 2015, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as Listed on Schedule A (collectively, the “Funds” and individually, the “Fund”), to the Transfer Agency and Service Agreement between the parties dated October 1, 2007, as amended (the “Agreement”).  In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Schedule A.  The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of March 2, 2015; and

2.              All defined terms and definitions in the Agreement shall be the same in this Amendment (the “March 2, 2015 Amendment”) except as specifically revised by the Amendment.

3.              Except as specifically set forth in this March 2, 2015 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this March 2, 2015 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A (Credit Suisse Funds)		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/Rocco DelGuercio	By:	/s/Richard J. Johnson
Name:	Rocco DelGuerico	Name:	Richard J. Johnson
Title:	Treasurer	Title:	Managing Director
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: March 2, 2015

Fund	Type of Entity	State of Organization

Credit Suisse Commodity Strategy Funds	Trust	DE
Credit Suisse Commodity ACCESS Strategy Fund
Credit Suisse Commodity Return Strategy Fund

Credit Suisse Trust	Trust	MA
Commodity Return Strategy Portfolio

Credit Suisse Opportunity Funds	Trust	DE
Credit Suisse Emerging Markets Equity Fund
Credit Suisse Floating Rate High Income Fund
Credit Suisse Global Sustainable Dividend Equity Fund
Credit Suisse Managed Futures Strategy Fund
Credit Suisse Multialternative Strategy Fund
Credit Suisse Strategic Income Fund
Credit Suisse Volaris US Strategies Fund